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                                                                    EXHIBIT 23.3


                        [RYDER SCOTT COMPANY LETTERHEAD]



                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS



     As independent petroleum consultants, Ryder Scott Company, L.P. consents to the references to our reports entitled "Nuevo Energy Company, Estimated Future Reserves and Income Attributable to Certain Leasehold, Royalty, and Gas Plant Interests", prepared as of December 31, 1996, as of December 31, 1997, and as of December 31, 1998, and to the reference to Ryder Scott Company, L.P. as experts in the field of petroleum engineering, which were incorporated in your Form S-4 Registration Statement.


                                   /s/ RYDER SCOTT COMPANY, L.P.

                                   RYDER SCOTT COMPANY, L.P.


Houston, Texas
November 2, 1999